The Mexico Fund, Inc.

CONTACT:	Eduardo Solano
Investor Relations
Vice President
The Mexico Fund, Inc.
011-52-55-5282-8900

CONTACT:	Patricia Baronowski
The Altman Group
FOR IMMEDIATE RELEASE	212-400-2604

THE MEXICO FUND, INC. ANNOUNCES TERMS OF

FORTHCOMING IN-KIND REPURCHASE OFFER

Washington, D.C., September 4, 2008 -- The Mexico Fund, Inc. (NYSE: MXF) announced today that its forthcoming in-kind repurchase offer will be conducted from September 18, 2008 to October 9, 2008. The Fund will offer to repurchase up to 5% of its outstanding shares in exchange for a pro-rata portion of the Fund’s portfolio securities. The repurchase offer expires at 5:00 p.m., New York City time, on October 9, 2008.

The Fund will repurchase shares at net asset value (NAV), reduced by a repurchase price adjustment of 1.00%, for a repurchase price of 99.00% of NAV. If the number of Fund shares submitted for repurchase exceeds 5% of the Fund’s total outstanding shares, the Fund will repurchase submitted shares on a pro-rata basis. There can be no assurance that the Fund will be able to repurchase all of the shares submitted for repurchase by a stockholder. Participating stockholders will receive Mexican portfolio securities held by the Fund in exchange for their Fund shares.

The repurchase pricing date for the repurchase offer will be October 16, 2008 and the pro-rata portion of the Fund’s portfolio securities, subject to certain adjustments, will be transferred to each participating stockholder’s Mexican account on or before October 23, 2008, provided the participating stockholder’s Mexican Account accepts the proceeds. The Fund will mail the repurchase offer documentation to stockholders of record on September 17, 2008. The repurchase offer generally will be a taxable transaction for participating stockholders.

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The Fund’s Board of Directors has determined that the next in-kind repurchase offer will be conducted during March 2009.

The repurchase offer is not part of a plan to liquidate the Fund. Stockholder participation in the repurchase offer is voluntary. Stockholders can continue to purchase and sell Fund shares in cash transactions on the New York Stock Exchange. None of the Fund’s Directors or Officers will participate in the repurchase offer.

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The repurchase offer is not being made to (nor will repurchase requests be accepted from or on behalf of) stockholders residing in any jurisdiction in which the making of the repurchase offer or its acceptance would not be in compliance with the laws of such jurisdiction. The manner of payment of proceeds may be adjusted to accommodate restrictions in certain jurisdictions. To the extent that the securities laws of any jurisdiction would require the repurchase offer to be made by a licensed broker or dealer, the repurchase offer shall be deemed to be made on the Fund’s behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

For further information, contact the Fund’s Investor Relations office at 011-52-55-5282-8900, or by email at investor-relations@themexicofund.com. Stockholders may also contact Georgeson, the Fund’s Information Agent of the offer, at (212) 440-9915.

www.themexicofund.com

The Mexico Fund, Inc. is a non-diversified closed-end management investment company with the investment objective of long-term capital appreciation through investments in securities, primarily equity, listed on the Mexican Stock Exchange. The Fund provides a vehicle to investors who wish to invest in Mexican companies through a managed non-diversified portfolio as part of their overall investment program.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Fund’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Fund’s filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Fund undertakes no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by The Mexico Fund or any other person that the events or circumstances described in such statement are material.

END OF PRESS RELEASE